Exhibit 32.1

In connection with the annual report on Form 10-K for the year ended December 31, 2016 as filed by Royal Caribbean Cruises Ltd. with the Securities and Exchange Commission on the date hereof (the “Report”), Richard D. Fain, Chairman and Chief Executive Officer, and Jason T. Liberty, Chief Financial Officer, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                                      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal Caribbean Cruises Ltd.

Date:	February 23, 2017

		By:	/s/ Richard D. Fain
Richard D. Fain
Chairman and
Chief Executive Officer
(Principal Executive Officer)

		By:	/s/ Jason T. Liberty
Jason T. Liberty
Chief Financial Officer
(Principal Financial Officer)